EXHIBIT 10.3

                                VOTING AGREEMENT


                  This VOTING AGREEMENT, dated as of December 8, 2000 (this "Agreement"), is made and entered into among MeriStar Hotels & Resorts, Inc., a Delaware corporation (the "MeriStar"), American Skiing Company, a Delaware corporation ("ASC"), Oak Hill Capital Partners, L.P., a Delaware limited partnership ("OCP"), Oak Hill Capital Management Partners, L.P., a Delaware limited partnership ("OMP"), F.W. Hospitality, L.P., a Delaware limited partnership ("F.W. Hospitality"), Arbor REIT, L.P., a Delaware limited partnership ("Arbor REIT"), and MHX Investors, L.P., a Delaware limited partnership ("MHX Investors"). OCP, OMP, F.W. Hospitality, Arbor REIT and MHX Investors are referred to collectively as the "Stockholders" and each as a "Stockholder".


                                    RECITALS:

                  A. ASC, ASC Merger Sub, Inc. a Delaware corporation ("Merger Sub"), and MeriStar are, simultaneously with the execution hereof, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into MeriStar (the "Merger") on the terms and subject to the conditions set forth in the Merger Agreement and, as a result, MeriStar will become a wholly-owned subsidiary of ASC. Except as otherwise defined herein, capitalized terms used herein without definition have the respective meanings ascribed to them in the Merger Agreement.

                  B. As a condition and inducement to ASC's willingness to enter into the Merger Agreement, ASC has requested that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and to grant to ASC an irrevocable proxy with respect to the shares of common stock, par value $0.01 per share, of MeriStar (the "MeriStar Common Stock") in the form attached hereto as Exhibit A (each a "Proxy") with respect to such Stockholder's Subject Shares (as defined in Section 2.1(a)).

                  C. Simultaneously with the execution and delivery of this Agreement, each Stockholder has irrevocably granted ASC a Proxy to vote its shares in a manner consistent with the covenants set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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                                                                               2

                                    ARTICLE I

                            VOTING OF SUBJECT SHARES

                  Section 1.1 Agreement to Vote Subject Shares. At any meeting (including any and all postponements and adjournments thereof) of the stockholders of MeriStar (a "MeriStar Stockholders Meeting") called to consider and vote upon the approval of the Merger, the Merger Agreement and the transactions contemplated thereby (the "Proposals"), and in connection with any action to be taken in respect of the Proposals by written consent of the stockholders of MeriStar, each Stockholder shall vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares in favor of the Proposals and any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon at any such meeting. At any meeting (and at any and all postponements and adjournments thereof) of the stockholders of MeriStar (an "Adverse Meeting") called to consider and vote upon any Adverse Proposal (as defined below), and in connection with any action to be taken in respect of any Adverse Proposal by written consent of stockholders of MeriStar, each Stockholder shall vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares against such Adverse Proposal. For purposes of this Agreement, the term "Adverse Proposal" means any
(a) proposal or action that would reasonably be expected to result in a breach of any covenant, representation or warranty of MeriStar set forth in the Merger Agreement or (b) proposal or action that is intended or would reasonably be expected to impede, interfere with, delay or materially and adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

                  Section 1.2 Other Proxies Revoked. Any proxies (other than the Proxy) heretofore given in respect of such Stockholder's Subject Shares are not irrevocable and all such proxies are hereby revoked.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  Section 2.1 Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, represents and warrants, as of the date hereof, the time of each MeriStar Stockholders Meeting and each Adverse Meeting and as of the Effective Time, to ASC as follows:

                  (a) Except for Subject Shares transferred in accordance with
Section 3.1 hereof after the date hereof, such Stockholder is the sole record and beneficial owner of the number of shares of MeriStar Common Stock set forth opposite such Stockholder's name on Annex A hereto (such MeriStar Common Stock, together with any other equity or voting interests in MeriStar the beneficial ownership of which is hereafter acquired by such Stockholder and any MeriStar

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                                                                               3


Common Stock into which such other equity or voting interests are converted, being collectively referred to herein as such Stockholder's "Subject Shares") and has full, unrestricted and sole power to dispose of and to vote such Subject Shares. Such Subject Shares are now, and at all times prior to the Effective Time will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, voting trusts or agreements, powers of attorney, proxies or any other arrangement or agreement with any person or entity limiting or affecting such Stockholder's legal power or authority to vote or sell the Subject Shares, except for those restrictions arising hereunder or under the Proxy delivered by such Stockholder or set forth under applicable securities laws and except as specified on Schedule 2.1 hereto. Such Stockholder does not beneficially own or hold any rights to acquire any additional securities of MeriStar other than such Subject Shares.

                  (b) Such Stockholder has all requisite power and authority to enter into this Agreement, to grant the Proxy and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Proxy by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Stockholder. This Agreement and the Proxy have been duly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the valid and binding obligation of ASC, each of this Agreement and the Proxy constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. The Proxy is an irrevocable proxy, coupled with an interest, and ASC shall, by operation of the Proxy, have the power to vote such Stockholder's Subject Shares in accordance with, and as contemplated by, Section 1.1 and by the terms of the Proxy.

                  (c) The execution and delivery of this Agreement or of the Proxy does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give rise to a material obligation, a right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under
(i) in the case of a Stockholder that is a corporation or other business organization, any organizational documents of such Stockholder, (ii) in the case of any Stockholder that is a trust, violate or conflict with any term or provision of the indenture, or other governing or testamentary instrument relating to such trust or (iii) in the case of any Stockholder, any Contract, Law, order, injunction, determination or award binding on such Stockholder, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that, individually or in the aggregate, would not (i) impair the ability of such Stockholder to perform such Stockholder's obligations under

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                                                                               4


this Agreement or (ii) prevent or delay the consummation of any of the transactions contemplated hereby.

                  (d) Except for the other Stockholders, there are no parties who are affiliates of such Stockholder who are also affiliates of MeriStar.


                                   ARTICLE III

                                CERTAIN COVENANTS

                  Section 3.1 Restriction on Transfer of Subject Shares; Proxies and Noninterference. No Stockholder shall, prior to the Effective Time, directly or indirectly: (A) except pursuant to the terms of this Agreement, offer for sale, sell, transfer, pledge, tender, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, encumbrance, assignment or other disposition of, any or all of such Stockholder's Subject Shares, unless it receives (i) an irrevocable proxy, in form and substance substantially similar to Exhibit A hereto, to vote the transferred Subject Shares as provided therein and (ii) a deed of adherence to this Agreement (including representations and warranties of the type set forth in Section 2.1) reasonably satisfactory to the other parties hereto executed by the transferee of such Subject Shares; (B) except pursuant to the terms of this Agreement and except for the execution and delivery of the Proxy, grant any proxies or powers of attorney, deposit any of such Stockholder's Subject Shares into a voting trust or enter into a voting agreement with respect to any of such Stockholder's Subject Shares; or (C) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby or revoke or invalidate the Proxy.

                  Section 3.2 Reliance by ASC; Cooperation. Each Stockholder understands and acknowledges that ASC is entering into the Merger Agreement in reliance upon the Stockholders' execution and delivery of this Agreement and the Proxy. Each Stockholder shall cooperate fully with ASC and MeriStar in connection with the respective reasonable best efforts of ASC and MeriStar to fulfill the conditions to the Merger set forth in Article VI of the Merger Agreement.

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                                                                               5


                                   ARTICLE IV

                                  MISCELLANEOUS

                  Section 4.1 Fees and Expenses. Except as set forth in the ASC Voting/Recapitalization Agreement, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.


                  Section 4.2 Amendment; Termination. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement shall terminate immediately upon the termination of the Merger Agreement in accordance with its terms. In addition, this Agreement may be terminated by mutual written consent of MeriStar, ASC and the Stockholders. In the event of termination of this Agreement pursuant to this
Section 4.2, this Agreement shall become null and void and of no effect with no liability on the part of any party hereto and all Proxies shall automatically terminate; provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination; and provided, further, that Article II shall survive the termination of this Agreement.

                  Section 4.3 Extension, Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  Section 4.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the parties any rights or remedies.

                  SECTION 4.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF ANY PRINCIPLES OF CONFLICTS OF LAWS THEREOF THAT MIGHT INDICATE THE APPLICABILITY OF LAWS OF ANY OTHER JURISDICTION, EXCEPT WHERE THE LAWS OF THE STATE OF DELAWARE ARE MANDATORILY APPLICABLE.

                  Section 4.6 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as

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Federal Express), or sent by overnight courier, such as Federal Express
(providing proof of delivery). All communications hereunder shall be delivered to the respective parties at the following addresses:

                           If to the Stockholders:

                                    Park Avenue Tower
                                    65 E. 55th Street
                                    New York, New York 10022
                                    Attention: Steven B. Gruber

                                    Bradford E. Bernstein
                                    Telecopy: (212) 593-7187

                           If to ASC:

                                    American Skiing Company
                                    One Monument Way
                                    Portland, Maine
                                    Attention: Christopher E. Howard, Esq.
                                               Foster A. Stewart, Jr., Esq.
                                    Telecopy:  (207) 791-2607

                           with a copy to:

                                    Shearman & Sterling
                                    599 Lexington Avenue
                                    New York, New York 10036-6522
                                    Attention: Mark Roppel, Esq.
                                    Telecopy: (212) 848-7179

                           If to MeriStar:

                                    MeriStar Hotels & Resorts, Inc.
                                    1010 Wisconsin Avenue, NW
                                    Washington, DC 20007
                                    Attention:   Christopher L. Bennett, Esq.
                                    Telecopy:   (202) 295-1026

                           with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019
                                    Attention:   Richard S. Borisoff, Esq.
                                    Telecopy:   (212) 757-3990

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                                                                               7

                  Section 4.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Stockholder without the prior written consent of ASC, or by ASC without the prior written consent of the Stockholders and any such assignment or delegation that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including, without limitation, any person to whom any Subject Shares are sold, transferred or assigned).

                  Section 4.8 Further Assurances. Each Stockholder shall execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by ASC in order to ensure that ASC receives the full benefit of this Agreement.

                  Section 4.9 Enforcement. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the federal court of the United States located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) shall submit itself to the jurisdiction of the federal courts of the United States of America located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the federal courts of the United States of America located in the State of New York.

                  Section 4.10 Waiver of Trial by Jury. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 4.10.

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                                                                               8

                  Section 4.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  Section 4.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

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                                                                               9

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.


                              MERISTAR HOTELS & RESORTS, INC.


                              By:  /s/ Paul W. Whetsell
                                   --------------------------------------------
                                   Name: Paul W. Whetsell
                                   Title: Chief Executive Officer


                              AMERICAN SKIING COMPANY

                              By:  /s/ Leslie B. Otten
                                   --------------------------------------------
                                   Name:  Leslie B. Otten
                                   Title: President


                              OAK HILL CAPITAL PARTNERS, L.P.

                              By: OHCP GenPar, L.P., its general partner
                              By: OHCP MGP, LLC, its general partner

                              By:  /s/ Kevin G. Levy
                                   --------------------------------------------
                                   Name: Kevin G. Levy
                                   Title: Vice President


                              OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

                              By: OHCP GenPar, L.P., its general partner
                              By: OHCP MGP, LLC, its general partner

                              By:  /s/ Kevin G. Levy
                                   --------------------------------------------
                                   Name: Kevin G. Levy
                                   Title: Vice President


                              FW HOSPITALITY, L.P.

                              By: Group III 31, L.L.C., General Partner

                              By:  /s/ Kevin G. Levy
                                   --------------------------------------------
                                   Name: Kevin G. Levy
                                   Title: Vice President

                              ARBOR REIT, L.P.

                              By: Group Investors, L.L.C., General Partner

                              By:  /s/ Kevin G. Levy
                                   --------------------------------------------
                                   Name: Kevin G. Levy
                                   Title: Vice President


                              MHX INVESTORS, L.P.

                              By: FW Group GenPar, Inc., General Partner

                              By:  /s/ Kevin G. Levy
                                   --------------------------------------------
                                   Name: Kevin G. Levy
                                   Title: Vice President

                                                                         Annex A


             Stockholder               Number of Shares of MeriStar Common Stock
             -----------               -----------------------------------------


Oak Hill Capital Partners, L.P.                       3,545,455

Oak Hill Capital Management Partners, L.P.               90,909

F.W. Hospitality, L.P.                                  764,067

Arbor REIT, L.P.                                        764,067

MHX Investors, L.P.                                     764,066

                                                                       Exhibit A

                                IRREVOCABLE PROXY


                  The undersigned shareholder of MERISTAR HOTELS & RESORTS, INC., a Delaware corporation ("MeriStar") hereby appoints AMERICAN SKIING COMPANY, a Delaware corporation ("ASC"), as proxy for the undersigned, with full power of substitution, to attend any annual or special meeting of the shareholders of MeriStar (including any and all adjournments and postponements thereof), and in respect of any written consent in lieu of such meeting, held or made for the purpose of considering or voting upon the matters described in
Section 1.1 of the Voting Agreement, dated the date hereof, among ASC, the undersigned and certain other shareholders of MeriStar (the "Agreement"), in accordance with such Section 1.1, and to cast all votes that the undersigned is entitled to cast at such a meeting (or in connection with such written consent) with respect to all of the undersigned's Subject Shares (as defined in the Agreement) with respect to the matters described in Section 1.1 of the Agreement. The undersigned hereby revokes any proxy heretofore given with respect to such a meeting (or written consent in lieu thereof) or with respect to such a vote cast. The undersigned affirms that this proxy is a power coupled with an interest and shall be irrevocable. The undersigned shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this irrevocable proxy.

                                                          [Name of Stockholder]




Please sign exactly as name appears on the                By
records of MeriStar and date.  When signing as attorney,    --------------------
executor, administrator, trustee, guardian, officer       Name:
of a corporation or other entity or in another            Title:
representative capacity, please give the full title under signature(s).

                                                       Dated: _________, _____